KAYE GROUP INC.

                     1999 EQUITY INCENTIVE COMPENSATION PLAN

1. Purpose. The purposes of this Kaye Group Inc. 1999 Equity Incentive Compensation Plan (the "Plan") are to promote the interests of Kaye Group Inc. (the "Company") and its stockholders by (i) attracting and retaining officers and other employees of the Company and its Subsidiaries (as defined below); (ii) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company.

2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

     "Affiliate" shall mean (i) any entity that, directly or indirectly, is controlled by, or controls, or is under common control with, the Company and
(ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

     "Award" shall mean any award of Restricted  Stock.

     "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

     "Board" shall mean the Board of Directors of the Company.

     "Change in Control" For purposes of the Plan, a "Change in Control" shall mean the occurrence of any of the following: (a) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any "person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act); (b) the merger or consolidation of the Company with or into another corporation with the effect that the then existing stockholders of the Company hold less than 60% of the combined voting power of the then outstanding securities of the surviving corporation of such merger or the corporation resulting from such consolidation having the right to vote in the election of directors; (c) the replacement of a majority of the Board over a two-year period from the directors who constituted the Board at the beginning of such period, and such replacement shall not have been approved by the Board as constituted at the beginning of such period; (d) a "person" or "group" (other than an employee stock ownership plan of the Company or any "person" or "group" that is the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 5% or more of the combined voting power of the Company's securities on the date on which the Plan was approved by the Board) as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, shall have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 30% or more of the combined voting power of the then outstanding securities of the Company having the right to vote in the election of directors; or (e) the adoption by the Board and approval by the Company's stockholders of a plan of liquidation or dissolution of the Company.



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     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Committee" shall mean the Compensation Committee of the Board.

     "Company" shall mean Kaye Group Inc., a Delaware corporation, and any successor thereto.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "Fair Market  Value" shall mean,  with respect to a Share,  as of any date,
(A) if the principal market for the Shares is a national securities exchange, the closing sales price per Share on such day as reported by such exchange or on a composite tape reflecting transactions on such exchange, (B) if the principal market for the Shares is not a national securities exchange and the Shares are quoted on The Nasdaq Stock Market ("Nasdaq"), and (I) if actual sales price information is available with respect to the Shares, the closing sales price per Share on such day on Nasdaq, or (II) if such information is not available, the average of the highest bid and lowest asked prices per Share on such day on Nasdaq, or (C) if the principal market for the Shares is not a national securities exchange and the Shares are not quoted on Nasdaq, the average of the highest bid and lowest asked prices per Share on such day as reported on the OTC Bulletin Board Service or by National Quotation Bureau, Incorporated or a comparable service; provided, however, that if clauses (A), (B) and (C) of this paragraph are all inapplicable, or if no trades have been made, no quotes are available for such day, or, in the reasonable judgment of the Committee, none of the foregoing fairly represents Fair Market Value, the fair market value of a Share shall be determined by the Committee by any method consistent with applicable regulations adopted by the Treasury Department relating to the valuation of stock, stock options or other forms of compensation.

     "Participant" shall mean any officer or other employee of the Company or its Subsidiaries eligible for an Award under Section 5 of the Plan and selected by the Committee to receive an Award under the Plan.

     "Performance Compensation Award" shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 6(d) of the Plan.

     "Performance Criteria" shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goals for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goals shall be based on the attainment of specific levels of performance of the Company (or Subsidiary, Affiliate, division or operational unit of the Company) and shall be limited to the following: return on net assets, return on stockholders' equity, return on assets, return on capital, stockholder returns, profit margin, earnings per share, net earnings, operating earnings, book value per share, Fair Market Value per share and sales or market share. To the extent required under Section 162(m) of the Code, the Committee shall, within the maximum period allowed under Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

     "Performance Formula" shall mean, for a Performance Period, the one or more

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objective  formulas applied against the relevant  Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

     "Performance Goals" shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period, or at any time thereafter (but only to the extent the exercise of such authority after the first 90 days of a Performance Period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as "performance-based compensation" under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participant (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company; or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring event affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

     "Performance Period" shall mean the one or more periods of time of at least one year in duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of a Performance Compensation Award.

     "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

     "Plan" shall mean this Kaye Group Inc. 1999 Equity Incentive Compensation Plan, as amended from time to time.

     "Restricted Stock" shall mean any Share granted (or a right to receive a Share granted) by the Committee under Section 6 of the Plan.

     "Rule 16b-3" shall mean Rule 16b-3 as promulgated under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

     "SEC" shall mean the Securities and Exchange Commission or any successor thereto and shall include the Staff thereof.

     "Shares" shall mean the common shares of the Company, $.0l par value per share, or such other securities of the Company (i) into which such common shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (ii) as may be determined by the Committee pursuant to Section 4(b) of the Plan.



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

     "Subsidiary" shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

     "Substitute Awards" shall have the meaning specified in Section 4(c) of the Plan.

3.   Administration.

     a. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iii) determine the terms and conditions of any Award; (iv) determine whether, to what extent, and under what circumstances Awards may be canceled, forfeited, or suspended and the method or methods by which Awards may be canceled, forfeited, or suspended; (v) interpret, administer, reconcile any inconsistency, correct any default, or supply any omission in the Plan and any instrument or agreement relating to an Award made under the Plan; (vi) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the administration of the Plan; and (vii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

     b. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award.

     c. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder.

4.   Shares Available for Awards.

     a. Shares Available. Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Awards may be granted under the Plan shall be 375,000. If, after the effective date of the Plan, any Share covered by an Award granted under the Plan, or to which such an Award relates, is forfeited, or if an Award has expired, terminated or been canceled for any reason whatsoever (other than by reason of vesting), then the Shares covered by such Award shall again be, or shall become, Shares with respect to which Awards may be granted hereunder.

     b. Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation,


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

          split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee in its discretion to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number of Shares or other securities of the Company (or the number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or the number and kind of other securities or property) subject to outstanding Awards, and (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award.

     c. Substitute Awards. Awards may, in the discretion of the Committee, be made under the Plan in substitution (to the extent otherwise permitted) for outstanding awards previously granted by the Company or its Affiliates or by a company acquired by the Company or with which the Company combines ("Substitute Awards"). The number of Shares underlying any Substitute Award shall be counted against the aggregate number of Shares available for Awards under the Plan.

     d. Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

5. Eligibility. Any officer or other employee of the Company or any of its Subsidiaries (including any prospective officer or employee) shall be eligible to be designated a Participant.

6.   Restricted Stock.

     a. Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Shares of Restricted Stock shall be granted, the number of shares of Restricted Stock to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock may vest, including, without limitation, that the Fair Market Value exceed a targeted Share price and the effect, if any, of a Change in Control upon the vesting of the Restricted Stock, and the other terms and conditions of such Awards.

     b. Transfer Restrictions. Shares of Restricted Stock (or any interest therein) may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Stock, as otherwise provided in the Plan or the applicable Award Agreement (including, but not limited to, provisions in the Applicable Award Agreement permitting certain transfers to immediate family members, trusts for the benefit of immediate family members or the Participant, or other similar arrangements). Certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and retained by the Company. Each Participant shall deposit with the Company a stock power duly endorsed in blank with respect to all certificates issued in respect of shares of Restricted Stock. Upon the lapse of the restrictions applicable to such Shares, the Company shall deliver a certificate in respect of the applicable number of shares to the Participant or the Participant's legal representative.


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


     c. Dividends or Dividend Equivalents. An Award shall provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.

     d.   Performance Compensation Awards.

          i. General. The Committee shall have the authority, at the time of grant of any Award, to designate such Award as a Performance Compensation Award in order to qualify such Award as "performance-based compensation" under Section 162(m) of the Code.

          ii. Eligibility. The Committee will, in its sole discretion, designate within the maximum period allowed under Section 162(m) of the Code which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this paragraph (d). Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one Person as a Participant eligible to receive an Award hereunder shall not require designation of any other Person as a Participant eligible to receive an Award hereunder in such period or in any other period.

          iii. Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the Performance Criteria that will be used to establish the Performance Goals, the kinds and levels of the Performance Goals that are to apply to the Company and the Performance Formula. Within the within the maximum period allowed under Section 162(m) of the Code, the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this paragraph (d) and record the same in writing.

          iv.  Payment of Performance Compensation Awards.

               (a) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible to receive Shares or other payment in respect of a Performance Compensation Award for such Performance Period.

               (b) Limitation. A Participant shall be eligible to receive payment in


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

                    respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant's Performance Award has been earned for the Performance Period.

               (c) Certification. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant's Performance Compensation Award for the Performance Period.

               (d) Maximum Award Payable. Notwithstanding any provision contained in this Plan to the contrary, the maximum Performance Compensation Award payable to any one Participant under the Plan for a Performance Period is the Fair Market Value of such Shares on the last day of the Performance Period to which such Award relates.

7.   Amendment and Termination.

     a. Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan and, provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

     b. Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms (including, but not limited to, the acceleration of the vesting of an Award in the case of a Change in Control) of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided, however, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

     c. Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of (i) unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) of the Plan) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or (ii) changes in applicable laws, regulations, or accounting principles, whenever, in any such case, the Committee determines such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits that are intended to be made available under the Plan, or otherwise.

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8.   General Provisions.

     a. Nontransferability. Except as otherwise provided in the Plan or the Applicable Award Agreement (including, but not limited to, provisions in the Applicable Award Agreement permitting transfers to immediate family members, trusts for the benefit of immediate family members or the Participant, or other similar arrangements), no Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided, however, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

     b. No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

     c. Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     d. Withholding. A Participant may be required to pay to the Company or any Affiliates, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property as determined by the Committee in its sole discretion) of any applicable withholding taxes or other amounts in respect of an Award and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes and amounts. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant or vesting of any Award.

     e. Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including, but not limited to, the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

     f. No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

     g. No Right to Employment. The grant of an Award shall not be construed as giving a



                                      B-8
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          Participant  the  right to be  retained  in the  employ  of, or in any consulting relationship with, the Company or any Affiliate.

     h. No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant, holder or beneficiary of any Award shall have any rights as a stockholder with respect to any shares of Restricted Stock to be distributed under the Plan until such shares of Restricted Stock shall be issued in accordance with this Plan and the terms of the applicable Award Agreement. From and after the date of original issuance, a Participant shall have the right to vote the shares of Restricted Stock and to receive and to retain all cash dividends payable or distributable to holders of Shares of record. In connection with each grant of Restricted Stock hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall be entitled to other rights of a stockholder in respect of such Restricted Stock.

     i. Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of New York.

     j. Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

     k. Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws.

     l. No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

     m. No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

     n. Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

9.   Term of the Plan.

     a. Effective Date. The Plan shall become effective as of the date of its approval by the Board; provided, however, that no Award shall be exercisable unless the Plan is approved by the stockholders of the Company.

     b. Expiration. The Plan shall terminate 10 years after the earlier of the date on which it becomes effective and the date it is approved by the stockholders of the Company. Notwithstanding the foregoing, all Awards made under the Plan prior to such termination date shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreement.


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